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                                                                    Exhibit 10.5
                                 LOAN AGREEMENT

This agreement (this "Agreement"), dated August 31, 2004, is made by and between Sound Revolution Inc., a Delaware corporation (the "Company"), Penny Green, Chairman and Chief Financial Officer of the Company ("Green"), and Bacchus Entertainment Ltd. (the "Lender").


A. To provide the Company with additional resources to conduct its business, the Lender is willing to make loans (the "Loans") to the Company from time to time, and the Company is willing to borrow from the Lender, on the terms and subject to the conditions set forth herein an amount not to exceed an aggregate principal amount of Seventy Thousand Dollars.

Now therefore, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the Company and the Executive hereby agree as follows:

         1.       As of August 31, 2004:
                  a. the Company had received loans from Green in the amount of $8,747.19;
                  b. Green had received a loan from the Company in the amount of $720 so that the net loan amount received from Green was $8,200.37;
                  c. The Company had received loans from the Lender in the amount of $13,040.13.

         2. The parties agree that the net amount owed to Green and the Lender shall be converted to a loan owed solely to the Lender by the Company in the amount of $21,240.50.

         3. In addition to the amount loaned, the Lender agrees to make loans to the Company from time to time as requested in writing by the Company up to an aggregate amount of Seventy Thousand Dollars, so long as the request is received in writing prior to August 31, 2006, and the Company is not in default of any of its loan repayment obligations.

         4. Interest in the amount of 10% annually shall be charged on any outstanding balance of the monies loaned beginning on September 1, 2004 and continuing until the loan is paid in full.

         5. The Company shall make payments on the Loan in the amount of $500.00 monthly beginning on January 1, 2006 and continuing monthly on the first day of each month until the outstanding balance, including all interest, is paid in full.

         6. The Company shall have the option to pay out the outstanding balance and interest in full to the Lender at any time without a penalty.

         7.       All currency is in US dollars.


In witness whereof this Agreement has been executed by or on behalf of the parties hereto, as an instrument under seal as of the date first above written.



                                       Sound Revolution Inc.


                                       By:  /s/ Heather Remillard
                                             ----------------------------------
                                             Title:  Chief Executive Officer


                                        Bacchus Entertainment Ltd.


                                        By:  /s/ Penny Green
                                             ----------------------------------
                                             Title:  President



                                             /s/ Penny Green
                                             ----------------------------------
                                             Penny Green